Exhibit 99.1

Polypore International, Inc.
The Gibson Building
11430 N. Community House Rd, Suite 350
Charlotte, NC 28277
Tel: (704) 587-8886
investorrelations@polypore.net
www.polypore.net

PRESS RELEASE

Polypore Announces Investor Day Agenda and Provides Updated Financial Outlook

CHARLOTTE, NC — September 11, 2012 — Polypore International, Inc. (NYSE: PPO) will host an investor meeting and tours of its Charlotte, NC and Concord, NC production facilities beginning at 7:30 A.M. ET tomorrow, Wednesday, September 12, 2012.  Polypore will provide a live webcast of the management presentations, which will address the Company’s strategy, competitive position and core technology competencies, and will make the slides accompanying all of the sessions, including presentations addressing membrane process and product technology as well as lithium battery technology, available through the Investor Relations section of its website at www.polypore.net.

In advance of the investor event, the Company also is providing an update regarding its financial outlook for the second half of 2012.

Investor Day Agenda

The following members of senior management will present at tomorrow’s event:

Robert Toth, President and CEO, will highlight key elements of the Company’s strategy and market position, including:

•                  The long-term secular trends that drive growth in Polypore’s four core businesses, such as increasing demand for mobility, which requires mobile or portable power, and purity, as it relates to high-performance filtration

•                  The high recurring revenue nature of the Company’s core businesses

•                  The ability to capitalize on worldwide macroeconomic growth due to Polypore’s broad global presence, particularly in the high-growth region of Asia

•                  The substantial operating leverage of Polypore’s businesses and the earnings growth potential associated with the recent significant capacity investments

•                  The Company’s return to a period of substantial cash generation as it nears completion of its major capital spending program.

Oliver Schuster, Ph. D., Vice President of Technology for Polypore’s Separations Media business, will review the unique core competencies of the Company in microporous membranes highlighting several factors, including:

•                  Polypore has the broadest array of membrane process and product technology for introducing porosity at the nano-, micro- and ultra-filtration level

•                  The Company’s industry leadership is based on strong intellectual property and substantial know-how developed over a long history of manufacturing and application development

•                  Continued technical innovation enabling the incorporation of membranes in new applications.

Mitch Pulwer, President of Celgard, LLC, will provide an overview of the market for lithium ion battery separators, including:

•                  Key long-term trends and drivers of end market demand for lithium ion batteries for consumer electronics, electric drive vehicles (“EDVs”) and energy storage systems (“ESS”)

•                  An explanation of EDV technology and cell-design requirements.

Lie Shi, Vice President of Technology for Celgard, LLC, will cover several technical topics, including:

•                  The functionality of rechargeable lithium ion batteries

•                  Characteristics and designs of lithium ion batteries for consumer electronics and large format EDV and ESS applications

•                  The role and functionality of lithium battery separators and the numerous complex specifications that must be precisely achieved to meet widely varying and unique customer design requirements

•                  Case studies highlighting the complexity of changing separators and the multi-variable effects this can have on battery design and function

•                  An overview of lithium separator manufacturing technologies.

Outlook Update

Ahead of its investor day, which will focus on technology, strategy and competitive position, the Company is updating its outlook as follows:

•                  Based on the results through July and August, earnings for the second half of 2012 are expected to be in a range similar to or slightly below the first half of 2012.

•                  The same temporary items that affected the second quarter continued into the third quarter.  While September sales are improving, the seasonality and weakness experienced in July and August, combined with the recently announced temporary shut-down of a plug-in electric drive vehicle production facility, are expected to result in Adjusted EPS for the third quarter in the low- to mid-30-cent range.

•                  The September sales momentum is expected to continue into the fourth quarter with strong sequential improvement being driven by the following factors:

•                  A favorable lead-acid battery build schedule in preparation for winter months leading to improved separator sales

•                  The start-up of two electric drive vehicle production facilities — one in the United States and another in the United Kingdom

•                  The re-start of the previously mentioned customer’s plug-in hybrid production facility

•                  The re-start of production by healthcare customers originally shut down by the earthquakes in Italy

•                  The fulfillment of certain orders delayed by filtration customers from the third quarter into the fourth quarter.

As a result, the Company expects Adjusted EPS for the fourth quarter in the low-50-cent to low-60-cent range.

Investor Day Webcast

Polypore will provide a live webcast of the management presentations taking place at its investor day on Wednesday, September 12, 2012. The presentation will begin at 7:30 A.M. ET and continue until approximately 9:40 A.M. ET. The webcast and a copy of the presentations may be accessed through the Investor Relations link on the Company’s website at www.polypore.net. A replay of the investor day webcast will be available for 90 days.

CONTACT:

Polypore International, Inc.
Investor Relations
(704) 587-8886
investorrelations@polypore.net

Non-GAAP Supplemental Information

Adjusted EPS (earnings per share) is a non-GAAP financial measure presented in this press release.  We define Adjusted EPS as Adjusted Net Income divided by the number of diluted shares of common stock outstanding. We define Adjusted Net Income as income from continuing operations excluding certain items.  The adjustments used in calculating Adjusted EPS are consistent with the adjustments used in calculating Adjusted EBITDA, as defined in our credit agreement.

We present this non-GAAP financial measure because we believe that it is a useful indicator of our operating performance and facilitates the comparison of results between periods.  Adjusted EPS excludes amounts we do not consider part of our ongoing operating results when assessing performance and is calculated consistent with the calculation of Adjusted EBITDA.

Adjusted EPS is not a measurement of financial performance under GAAP and such a financial measure should not be considered as an alternative to net income per share or other measures of performance determined in accordance with GAAP. In addition, our calculation of this non-GAAP financial measure may not be comparable to the calculation of any similarly titled measure reported by other companies.

Forward-Looking Statements

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit agreement; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States, including compliance with applicable anti-corruption laws; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; the absence of expected returns from the intangible assets we have recorded; the adverse impact from legal proceedings on our financial condition; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.